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                                                                   EXHIBIT 10.3

                                        FORM OF
                            HORIZON GROUP PROPERTIES, INC.
                         1998 LONG-TERM STOCK INCENTIVE PLAN


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          HORIZON GROUP PROPERTIES, INC. 1998 LONG-TERM STOCK INCENTIVE PLAN

                                  TABLE OF CONTENTS

                                                                        PAGE
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Article 1.     Establishment, Objectives and Duration. . . . . . . . . . .1
Article 2.     Definitions . . . . . . . . . . . . . . . . . . . . . . . .1
Article 3.     Administration. . . . . . . . . . . . . . . . . . . . . . .4
Article 4.     Shares Subject to the Plan and Maximum Awards . . . . . . .5
Article 5.     Stock Options . . . . . . . . . . . . . . . . . . . . . . .6
Article 6.     Restricted Stock. . . . . . . . . . . . . . . . . . . . . .8
Article 7.     Beneficiary Designation . . . . . . . . . . . . . . . . . .9
Article 8.     Deferrals . . . . . . . . . . . . . . . . . . . . . . . . 10
Article 9.     Rights of Employees . . . . . . . . . . . . . . . . . . . 10
Article 10.    Change in Control . . . . . . . . . . . . . . . . . . . . 10
Article 11.    Amendment, Modification and Termination . . . . . . . . . 11
Article 12.    Withholding . . . . . . . . . . . . . . . . . . . . . . . 11
Article 13.    Indemnification . . . . . . . . . . . . . . . . . . . . . 12
Article 14.    Successors. . . . . . . . . . . . . . . . . . . . . . . . 12
Article 15.    Legal Construction. . . . . . . . . . . . . . . . . . . . 12


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          HORIZON GROUP PROPERTIES, INC. 1998 LONG-TERM STOCK INCENTIVE PLAN


ARTICLE 1.     ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1  ESTABLISHMENT OF THE PLAN.   Horizon Group Properties, Inc., a
Maryland corporation (the "Company"), has established the Horizon Group Properties, Inc. 1998 Long-Term Stock Incentive Plan (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options and Restricted Stock.

     Subject to the approval of the Company's stockholders, the Plan will become effective as of May __, 1998 (the "Effective Date") and will remain in effect as provided in Section 1.3.

     1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to give Participants an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors.

     The Company further intend the Plan to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

     1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date. The Plan will remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time, until all Shares subject to it as provided in Article 4 shall have been purchased or acquired according to the Plan's provisions. In no event may an Award be granted under the Plan on or after the tenth anniversary of the date the Plan is adopted by the Board, or the date the Plan is approved by the Company's stockholders, whichever is earlier.


ARTICLE 2.     DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     "AFFILIATES" means the Company's subsidiaries within the meaning of Code
Section 424(f) and, if any, the Company's parent within the meaning of Code
Section 424(e).

     "AWARD" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options or Restricted Stock.

     "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to such Participant.

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     "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "CAUSE" shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company and/or an Affiliate. In the absence of any such agreement, "Cause" shall mean a finding by the Board
(i) that the Participant has materially harmed the Company through an act of dishonesty or material conflict of interest, (ii) of the Participant's conviction of a felony involving moral turpitude, fraud or embezzlement, or
(iii) of the Participant's failure to perform in any material respect his duties for the Company (other than a failure due to disability) after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if the Participant's failure to perform is not of a type requiring a single action to fully cure, then the Participant may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion).

     "CHANGE IN CONTROL" of the Company shall be deemed to have occurred if
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, employees of the Company, or any of their respective affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding securities that vote generally in the election of directors (referred to herein as "Voting Securities"); (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any to constitute a majority of the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that (A) would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% or more of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) 50% or more of the board of directors of the surviving entity is composed of members from the Board of the Company; (iv) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means, as specified in Article 3, the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

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     "DIRECTOR" means any individual who is a member of the Board of Directors.

     "DISABILITY" means (a) long-term disability as defined under the Company's long-term disability plan covering that individual, or (b) if such long-term disability plan does not cover the individual, disability as defined for purposes eligibility for a disability award under the Social Security Act.

     "ELIGIBLE EMPLOYEE" means any officer or key employee of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates will be considered Eligible Employees under the Plan, but only for purposes of Awards of Nonqualified Stock Options.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     "EXERCISE PRICE" means the price at which a Participant may purchase a Share pursuant to an Option.

     "FAIR MARKET VALUE" means:

          (a) the average of the high and low prices of publicly traded Shares on the national securities exchange on which the Shares are listed (if the Shares are so listed) or on the NASDAQ National Market System (if the Shares are regularly quoted on the NASDAQ National Market System);

          (b) if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market; and

          (c) if such bid and asked prices are not available, as reported by any nationally recognized quotation service selected by the Committee or as determined by the Committee.

     "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 5 which is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

     "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 5 that is not intended to meet the requirements of Code
Section 422.

     "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 5.

     "PARTICIPANT" means an Eligible Employee whom the Committee has selected to participate in the Plan and who has an outstanding Award.

     "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

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     "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     "RESTRICTION PERIOD" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and/or the Restricted Stock is not vested.

     "RESTRICTED STOCK" means a contingent grant of stock awarded to a Participant pursuant to Article 6.

     "RETIREMENT" means termination of employment on or after:

          (a) attaining the age established by the Company as the normal retirement age in any unexpired employment agreement between the Participant and the Company and/or an Affiliate; in the absence of such an agreement, the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by the Company or an Affiliate in which the Participant participates; or

          (b) attaining age 62 with ten years of service with the Company and/or an Affiliate provided the Chief Executive Officer of the Company approves the retirement, unless the Participant is an officer subject to
     Section 16 of the Exchange Act in which case the Committee must approve the retirement.

     "SHARES" means the shares of common stock, $.01 par value, of the Company.


ARTICLE 3.     ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by the Committee. Unless otherwise determined by the Board, the Committee shall satisfy the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting.

     3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law and subject to the provisions herein, the Committee shall have full power to: select Eligible Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or

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instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 11) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate its authority as identified herein.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, the Board of Directors, the Company's stockholders, all Affiliates, employees, Participants and their estates and beneficiaries.


ARTICLE 4.     SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3, the number of Shares that may be issued or transferred to Participants under the Plan shall be 338,900 Shares.

     The maximum number of Shares that may be granted during any calendar year to any one Participant under Options and/or Restricted Stock shall be 100,000 Shares.

     4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award shall again be available for the grant of an Award under the Plan (other than for purposes of Section 4.1).

     4.3  ADJUSTMENTS IN AUTHORIZED SHARES.

          (a) In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an Award under this Plan, the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding Awards shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award therefore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

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          (b)  Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each Participant who holds an Award which has been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.


ARTICLE 5.     STOCK OPTIONS

     5.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees in such number, and upon such terms, and at any time and from time to time as the Committee shall determine.

     5.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

     5.3 EXERCISE PRICE. The Exercise Price for each share subject to an Option granted under this Plan shall be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted.

     5.4 DURATION OF OPTIONS. Each Option granted to an Eligible Employee shall expire at such time as the Committee shall determine at the time of grant, but no Option shall be exercisable later than the tenth anniversary of the date of its grant.

     5.5 DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

     5.6 EXERCISE OF OPTIONS. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant.

     5.7 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares and any withholding tax relating to the exercise of the Option.

     Upon exercise of any Option the Exercise Price, and any related withholding taxes, shall be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars, (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (c) if permitted in the governing Award Agreement, by the Company's withholding a portion of the Shares otherwise

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distributable to the Participant having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (d) if permitted in the governing Award Agreement, through a special sale and remittance procedure pursuant to which the Participant concurrently provides irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all required withholding taxes and the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or (e) if permitted in the governing Award Agreement, by any combination of (a) through (d). The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     5.8 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as the Committee deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     5.9 TERMINATION OF EMPLOYMENT. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and all Affiliates. The Committee shall determine such provisions in its sole discretion. Such provisions shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment.

     5.10 NONTRANSFERABILITY OF OPTIONS. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Except as provided below, Options shall not be transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

          (a) In the event of the Participant's death during employment or prior to the termination, expiration, cancellation or forfeiture of any Option held by the Participant, each Option theretofore granted to the Participant shall be exercisable or payable to the extent provided in
     Section 5.6 but only: (i) by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution; and (ii) to the extent set forth in the Award Agreement.

          (b) Notwithstanding the foregoing, an Award Agreement for a grant of Options that are not Incentive Stock Options may permit the Participant who received the Option, at any time prior to the Participant's death, to assign all or any portion of the Option granted to him or her to: (i) the Participant's spouse or lineal descendants; (ii) the trustee of a trust

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     for the primary benefit of the Participant's spouse or lineal descendants; or (iii) a partnership of which the Participant's spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendant, trustee or partnership will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Award Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if the Participant does not receive any consideration therefor. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the assignment.

          (c) A Nonqualified Stock Option may be assigned in whole or in part during the Participant's lifetime in accordance with the terms of a domestic relations order that substantially qualifies with the requirements of Code Section 414(p), as determined by the Committee in its sole discretion (a "qualified domestic relations order"). The assigned portion may be exercised only by the person or persons who acquire a proprietary interest in the Option pursuant to such qualified domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment.


ARTICLE 6.     RESTRICTED STOCK

     6.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock to Participants in such amounts as the Committee shall determine.

     6.2 AWARD AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Restriction Periods, the number of Shares granted, and such other provisions as the Committee shall determine.

     6.3 NONTRANSFERABILITY. Except as provided in this article, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee and as specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and as set forth in the Award Agreement. All rights with respect to Restricted Stock shall be available during the Participant's lifetime only to such Participant or the Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

     6.4 OTHER RESTRICTIONS. Subject to Article 7, the Committee may impose such other conditions and/or restrictions on any Restricted Stock as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-

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wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.

     The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     6.5 PAYMENT OF AWARDS. Except as otherwise provided in this article, Shares covered by each Restricted Stock grant shall become freely transferable by the Participant after the last day of the applicable Restriction Period.

     6.6 VOTING RIGHTS. During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     6.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Restriction Period, Participants holding Shares of Restricted Stock shall be credited with regular cash dividends or dividend equivalents paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Committee establishes.

     The Committee may apply any restrictions to the crediting and payment of dividends and other distributions that the Committee deems advisable. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

     6.8 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant's employment with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment.


ARTICLE 7.     BENEFICIARY DESIGNATION

     Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the death of the Participant before he or she receives any or all of such benefit. Each such designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death shall be paid to the Participant's spouse, or if none, the Participant's estate.

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ARTICLE 8.     DEFERRALS

     The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Committee in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if such payment or delivery would result in compensation not deductible by the Company or an Affiliate by virtue of Code
Section 162(m). Such a deferral may continue until the payment or delivery would result in compensation deductible by the Company under Code Section 162(m).


ARTICLE 9.     RIGHTS OF EMPLOYEES

     9.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

     9.2 PARTICIPATION. No Eligible Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.


ARTICLE 10.    CHANGE IN CONTROL

     10.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          (a) Any and all outstanding Options shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

          (b) Any Periods of Restriction and restrictions imposed on Restricted Stock shall lapse.

     10.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this article may not be terminated, amended, or modified on or after the effective date of a Change in Control to adversely affect any Award theretofore granted without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

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ARTICLE 11.    AMENDMENT, MODIFICATION AND TERMINATION

     11.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to Section 10.2, the Board may at any time and from time to time alter, amend, modify or terminate the Plan in whole or in part.

     Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not theretofore exercised) and grant new Awards in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding Incentive Stock Option so as to specify a lower Exercise Price. Notwithstanding the foregoing, no modification of an Award shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted.

     11.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, subject to the requirements of Code Section 162(m) for the Performance-Based Exception in the case of Awards designed to qualify for the Performance-Based Exception.

     11.3 COMPLIANCE WITH CODE SECTION 162(m). Awards shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code
Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this article, make any adjustments it deems appropriate.


ARTICLE 12.    WITHHOLDING

     12.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

     12.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the withholding tax required to be collected on the transaction. The Participant may elect,

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

subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

ARTICLE 13.    INDEMNIFICATION

     The Company shall indemnify and hold harmless each person who is or has been a member of the Committee, or of the Board, against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


ARTICLE 14.    SUCCESSORS

     All obligations of the Company under the Plan or any Award Agreement with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.


ARTICLE 15.    LEGAL CONSTRUCTION

     15.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     15.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     15.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Share and/or cash payouts under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     15.4 SECURITIES LAW COMPLIANCE. With respect to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section

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

16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     15.5 AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

     15.6 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

     15.7 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.


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